                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

            800 Nicollet Mall
         Minneapolis, Minnesota                                    55402
(Address of principal executive offices)                         (Zip Code)

                                  Ann M. Forey
                         U.S. Bank National Association
                              10 West Market Street
                                   Suite 1150
                             Indianapolis, IN 46204
                                 (317) 264-2500
            (Name, address and telephone number of agent for service)

                            Titan International, Inc.
                     (Issuer with respect to the Securities)

            Illinois                                              36-3228472
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

       Titan International, Inc.
           2701 Spruce Street
               Quincy, IL                                           62301
(Address of Principal Executive Offices)                         (Zip Code)

                       8% SENIOR UNSECURED NOTES DUE 2012
                       (TITLE OF THE INDENTURE SECURITIES)

================================================================================

                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

     a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          Washington, D.C.

     b)   Whether it is authorized to exercise corporate trust powers.

          Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None

ITEMS 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

     1.   A copy of the Articles of Association of the Trustee.*

     2. A copy of the certificate of authority of the Trustee to commence business.*

     3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

     4.   A copy of the existing bylaws of the Trustee.*

     5.   A copy of each Indenture referred to in Item 4. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

     7. Report of Condition of the Trustee as of December 31, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Indianapolis, Indiana on the 2nd of April, 2007.


                                        By: /s/ Ann M. Forey
                                            ------------------------------------
                                            Ann M. Forey
                                            Vice President


By: /s/ T. Scott Fesler
    ---------------------------------
    T. Scott Fesler
    Vice President

                                    EXHIBIT 6

                                     CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 2, 2007


                                        By: /s/ Ann M. Forey
                                            ------------------------------------
                                            Ann M. Forey
                                            Vice President


By: /s/ T.Scott Fesler
    -----------------------------------
    T.Scott Fesler
    Vice President

                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2006

                                    ($000'S)

                                                 12/31/2006
                                                ------------
ASSETS
   Cash and Due  From Depository Institutions   $  8,644,951
   Securities                                     39,699,269
   Federal Funds                                   3,512,083
   Loans & Lease Financing Receivables           141,159,825
   Fixed Assets                                    2,300,043
   Intangible Assets                              12,048,875
   Other Assets                                   10,437,280
                                                ------------
   TOTAL ASSETS                                 $217,802,326

LIABILITIES
   Deposits                                     $135,903,121
   Fed Funds                                      12,316,778
   Treasury Demand Notes                                   0
   Trading Liabilities                               139,984
   Other Borrowed Money                           33,217,524
   Acceptances                                             0
   Subordinated Notes and Debentures               7,384,026
   Other Liabilities                               6,677,926
                                                ------------
   TOTAL LIABILITIES                            $195,639,359

EQUITY
   Minority Interest in Subsidiaries            $  1,544,842
   Common and Preferred Stock                         18,200
   Surplus                                        11,976,937
   Undivided Profits                               8,622,988
                                                ------------
      TOTAL EQUITY CAPITAL                      $ 22,162,967
TOTAL LIABILITIES AND EQUITY CAPITAL            $217,802,326

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION


By: /s/ Ann M. Forey
    --------------------------------
    Vice President

Date: April 2, 2007


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